SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                             FORM 8-K
         Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934

Date of Report (Date of earliest event reported):
                       October 7, 1997.

                 HOME PROPERTIES OF NEW YORK, INC.
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      (Exact name of registrant as specified in its charter)

     Delaware                 1-13136               16-1455126
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(State or other jurisdiction  (Commission        (IRS Employer
 of incorporation)            File Number)    Identification No.)

          850 Clinton Square, Rochester, New York  14604
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       (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (716)246-4150

                          Not Applicable
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  (Former name or former address, if changed since last report.)

ITEM 5.   OTHER EVENTS

          On October 7, 1997, Home Properties of New York, Inc. ("Home Properties" or "Registrant") entered into an underwriting agreement with BancAmerica Robertson Stephens (the "Underwriter") pursuant to which the Underwriter will purchase 1,000,000 shares of Home Properties Common Stock at a price of $25.75 per share for an aggregate purchase price of $25,750,000 to Home Properties. Home Properties has granted the Underwriter an option for two days to purchase up to 150,000 additional shares of Common Stock to cover over-allotments. If such option is exercised in full, the total proceeds to Home Properties will be $29,612,500, before expenses payable by Home Properties (estimated at $22,000).

          A Prospectus Supplement, dated October 7, 1997, with respect to the transaction described above, was filed by Home Properties on October 8, 1997 supplementing the Registration Statement (No. 333-02674) covering the Common Stock. This Report on Form 8-K contains an exhibit to such Registration Statement.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     a.   Financial Statements of Businesses Acquired.
          None
     b.   Pro Forma Financial Information.
          None.
     c.   Exhibits


          99   Additional Exhibits

               .1 Underwriting Agreement, dated October 7, 1997, between Home Properties of New York, Inc. and BancAmerica Robertson Stephens

                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 8, 1997
                              Home Properties of New York, Inc.



                              By:/s/Amy L. Tait
                                 ------------------------------
                                 Amy L. Tait,
                                 Executive Vice President